Exhibit 3.20

3390762

ARTS-GS

Articles of Incorporation of a General Stock Corporation

To form a general stock corporation in California, you can fill out this form or prepare your own document, and submit for filing along with:

– A $100 filing fee,

– A separate, non-refundable $15 service fee, if you drop off the completed form or document.

Important! Corporations in California may have to pay a minimum $800 yearly tax to the California Franchise Tax Board. Go to www.ftb.ca.gov for more information.

Note: Before submitting the completed form, you should consult with a private attorney for advice about your specific business needs.

This Space For Office Use Only

For questions about this form, go to www.sos.ca.gov/business/be/filing-tips.htm.

Corporate Name (List the proposed corporate name. Go to www.sos.ca.gov/business/be/name-availibility.htm for general corporate name requirements and restrictions.)

1 The name of the corporation is KW Residential Group, Inc.

Corporate Purpose

2 The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Service of Process (List a California resident or an active 1505 corporation in California that agrees to be your initial agent to accept service of process in case your corporation is sued. You may list any adult who lives in California. You may not list your own corporation as the agent. Do not list an address if the agent is a 1505 corporation)

3 a. Agent’s name: C T Corporation System b. Agent’s address:

CA

Street Address (if agent is not a corporation) City (no abbreviations) State Zip Shares (List the number of shares the corporation is authorized to issue; Note: Before shares of stock are sold or issued, the corporation must comply with the Corporate Securities Law of 1968 administered by the California Department of Corporations. For more information, go to www.corp.ca.gov or call the California Department of Corporations at (213) 576-7500.) 4 This corporation is authorized to issue only one class of shares of stock. The total number of shares which this corporation is authorized to issue is 1000 This form must be signed by each incorporator. If you need more space, attach extra pages that are 1-sided and on standard letter-sized paper (8 1/2” x 11”). All attachments are made part of these articles of incorporation.

/s/ BRIGITTE BOUDRESS BRIGITTE BOUDRESS

Incorporator - Sign Here Print your name here

Make check/money order payable to: Secretary of State

We can give you up to 2 free certified copies of

your filed form if you submit up to 2 completed

copies of this form (with all attachments).

By Mail

Secretary of State

Business Entities, P.O. Box 944260

Sacramento, CA 94244-2600

Drop-Off

Secretary of State

1500 11th Street, 3rd Floor

Sacramento, CA95814

Corporations Code §§ 200-202 et seq., Revenue and Taxation Code § 23153 ARTS-GS (EST 06/2011)

2011 California Secretary of State www.sos.ca.gov/business

FILED

in the office of the Secretary of State of the State of California

JUL 7 2011

A0727307

NCto 3390762

FILED in the office of the Secretary of State of the State of California MAR 29 2012

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned certify that:

1. They are the president and the secretary, respectively, of KW Residential Group, Inc.

2. Article One of the Articles of Incorporation of this corporation is amended to read as follows:

The name of this corporation is KW Builder Marketing Services, Inc.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: March 28, 2012

/s/ Richard A. Winchell

Richard A. Winchell, President

/s/ Light Sayles

Light Sayles, Secretary

AMDT-STOCK (REV 09/2006)

I hereby certify that the foregoing transcript of 2 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.

Date: NOV 28 2012

/s/ DEBRA BOWEN

DEBRA BOWEN, Secretary of State